APPENDIX A

DISTRIBUTION PLAN

WELLS FARGO VARIABLE TRUST

Variable Trust Funds

Funds and Share Classes

Maximum 12b-1 Fee
VT Asset Allocation Fund	0.25
VT C&B Large Cap Value Fund	0.25
VT Core Equity Fund± Class 1 Class 2	0.25 0.25
VT Discovery Fund	0.25
VT Equity Income Fund	0.25
VT International Core Fund	0.25
VT Intrinsic Value Fund± Class 2	0.25
VT Large Company Core Fund	0.25
VT Large Company Growth Fund	0.25
VT Money Market Fund	0.25
VT Omega Growth Fund± Class 1 Class 2	0.25 0.25
VT Opportunity Fund	0.25
VT Small/Mid Cap Value Fund	0.25
VT Small Cap Growth Fund	0.25
VT Total Return Bond Fund	0.25

On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT Asset Allocation Fund to the VT Index Asset Allocation Fund, effective May 1, 2010.  In addition, the existing unnamed variable fund class will be renamed Class 2, effective July 16, 2010.

2 On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT C&B Large Cap Value Fund into the VT Intrinsic Value Fund.  Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.  At that time, the existing unnamed variable fund class will be renamed Class 2.

± In connection with the reorganization with the Evergreen family of funds, on December 18, 2009 and January 11, 2010, the Board of Trustees of Wells Fargo Funds Trust approved the establishment of new Wells Fargo Advantage shell funds to become effective on July 16, 2010.

3 On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the renaming of the existing unnamed variable fund class of the VT Discovery Fund as Class 2, effective July 16, 2010.

4 On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Equity Income Fund into the newly created VT Intrinsic Value Fund shell.  Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

5 On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT International Core Fund to the VT International Equity Fund and the addition of Class 1 shares, effective July 16, 2010.  At that time, the existing unnamed variable fund class will be renamed Class 2.

6 On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Large Company Core Fund into the newly created VT Core Equity Fund shell.  Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

7 On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Large Company Growth Fund into the newly created VT Omega Growth Fund shell.  Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

8 On December 18, 2009 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Money Market Fund effective April 30, 2010.

Most recent annual approval by the Board of Trustees:  March 27, 2009

Appendix A amended:  January 11, 2010

On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT Asset Allocation Fund to the VT Index Asset Allocation Fund, effective May 1, 2010.  In addition, the existing unnamed variable fund class will be renamed Class 2, effective July 16, 2010.

On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT C&B Large Cap Value Fund into the VT Intrinsic Value Fund.  Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.  At that time, the existing unnamed variable fund class will be renamed Class 2.

± In connection with the reorganization with the Evergreen family of funds, on December 18, 2009 and January 11, 2010, the Board of Trustees of Wells Fargo Funds Trust approved the establishment of new Wells Fargo Advantage shell funds to become effective on July 16, 2010.

On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the renaming of the existing unnamed variable fund class of the VT Discovery Fund as Class 2, effective July 16, 2010.

On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Equity Income Fund into the newly created VT Intrinsic Value Fund shell.  Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT International Core Fund to the VT International Equity Fund and the addition of Class 1 shares, effective July 16, 2010.  At that time, the existing unnamed variable fund class will be renamed Class 2.

On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Large Company Core Fund into the newly created VT Core Equity Fund shell.  Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Large Company Growth Fund into the newly created VT Omega Growth Fund shell.  Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

On December 18, 2009 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Money Market Fund effective April 30, 2010.

On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the renaming of the existing unnamed variable fund class of the VT Opportunity Fund as Class 2, effective July 16, 2010.

On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT Small/Mid Cap Value Fund to the VT Small Cap Value Fund, effective May 1, 2010.  Additionally, effective July 16, 2010, the existing unnamed variable fund class will be renamed as Class 2.

On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the addition of Class 1 shares effective July 16, 2010.  At that time, the renaming of the existing unnamed variable fund class for the VT Small Cap Growth Fund will also be renamed Class 2.

On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the renaming of the existing unnamed variable fund class of the VT Total Return Bond Fund as Class 2, effective July 16, 2010.